EXHIBIT 21.01

                                             LAWGIBB GROUP, INC.
                                  DOMESTIC SUBSIDIARIES (INCLUDING PARTNERSHIPS)

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
                                        PLACE OF
SUBSIDIARY                              INCORPORATION           OWNERSHIP
--------------------------------        -----------------       ---------------------------------

Law International, Inc.                 Georgia                 LawGibb Group, Inc. (100%)

Gibb U.S.A., Inc.                       Delaware                Law International, Inc. (100%)

Gibb International Holdings, Inc.       Delaware                Law International, Inc. (100%)

Law Engineering and
Environmental Services, Inc. ("LEES")   Georgia                 LawGibb Group, Inc. (100%)

Law Environmental Consultants, Inc.     Georgia                 LEES (100%)

Ensite, Inc.                            Georgia                 LEES (100%)

LeRoy Crandall & Associates             California              LawGibb Group, Inc. (100%)

Law/Spear L.L.C.                        Georgia                 LEES (50%);The Spear Group, Inc. (50%)

Law Testing Company, Inc.               Georgia                 LEES (100%)

Law Environmental - Caribe              Georgia                 Partnership owned by various Company employees

Law Engineering  &
Environmental Services/Michigan, Inc.   Georgia                 LEES (100%)

Law Engineering  & Environmental
Services of Oklahoma, Inc.              Oklahoma                LEES (100%)

Envirosource, Inc.                      Georgia                 LEES (50%)

Law/Sundt, Inc.                         California              LEES (50%)

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                                         LAWGIBB GROUP, INC.
                       INTERNATIONAL SUBSIDIARIES (INCLUDING PARTNERSHIPS)
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
                                        PLACE OF
SUBSIDIARY                              INCORPORATION                OWNERSHIP
--------------------------------        -----------------       ---------------------------------
Law International Thai Ltd              Thailand                Law International, Inc. (100%)

Gibb Africa Consulting                  Cyprus                  Gibb International Holdings, Inc. (100%)
Engineers Ltd

Gibb Africa International Ltd           Cyprus                  Gibb Africa Consulting
                                                                Engineers Ltd (100%)

Sir Alexander Gibb & Partners           Republic of             Gibb Africa International Ltd (100%)
(Namibia)(Pty) Ltd                      Namibia

Gibb Swaziland (Pty) Ltd                Swaziland               Gibb Africa International Ltd (100%)

Gibb (Lesotho) (Pty) Ltd                Kingdom of              Gibb Africa International Ltd (100%)
                                        Lesotho

Gibb (Botswana) (Pty) Ltd               Botswana                Gibb Africa International Ltd (100%)

Gibb Eastern Africa Ltd                 Kenya                   Gibb Africa International Ltd (100%)

Gibb (Malawi) Ltd                       Malawi                  Gibb Africa International Ltd (100%)

Gibb (Mauritius) Ltd                    Mauritius               Gibb Africa International Ltd (100%)

Gibb Africa SA (Pty) Ltd                S. Africa               Gibb Africa International Ltd (100%)

Gibb Zimbabwe (Private) Ltd             Zimbabwe                Gibb Africa International Ltd (100%)

HKS-Law Gibb Share Trust                S. Africa               Gibb Africa (Pty) Ltd (70%)
(Pty) Ltd

Geoscience Laboratories (Pty) Ltd       S. Africa               Gibb Africa (Pty) Ltd (100%)

Hill Kaplan Scott (Ciskei) Inc.         Republic of             Gibb Africa (Pty) Ltd (100%)
                                        Ciskei

Hill Kaplan Scott (Transkei)            Republic of             Gibb Africa (Pty) Ltd (100%)
Inc.                                    Transkei

Giban Danismanlik ve Muhendislik
Ltd Siketi                              Turkey                  Gibb International Holdings, Inc. (50%)

Sir Alexander Gibb (Polska) Sp z o.o.   Poland                  Gibb International Holdings, Inc. (100%)

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
Gibb Petermuller & Partners             England                 Gibb International Holdings, Inc. (100%)
(Europe) Ltd

Gibb Petermuller & Partners             England                 Gibb International Holdings, Inc. (100%)
(Middle East) Ltd

Gibb Petermuller & Partners, O.E.       Greece                  Gibb Petermuller & Partners
                                                                (Middle East) Ltd (50%)

                                                                Gibb Petermuller & Partners
                                                                (Europe) Ltd (50%)

Gibb Holdings Ltd                       England                 Gibb International Holdings, Inc. (100%)

Gibb Ltd                                England                 Gibb Holdings Ltd (100%)

Law Companies Group, Ltd                Jersey                  Gibb Ltd (98%)

Gibb-Anglian Ltd                        England                 Gibb Ltd (50%)

Sir Alexander Gibb & Partners Ltd       England                 Gibb Ltd (100%)

Westminster and Earley                  England                 Gibb Holdings Ltd (100%)
Services Ltd

Gibb Tanacsadasi Kft                    Hungary                 Gibb Holdings Ltd (100%)

The Gibb Foundation Ltd                 England                 Gibb Holdings Ltd (100%)

Prointec, S.A.                          Spain                   Gibb Holdings Ltd (20%)

Crispin Wride Architectural             England                 Gibb Holdings Ltd (100%)
Design Studio Ltd

Nick Derbyshire Design                  England                 Gibb Holdings Ltd (100%)
Associates Ltd

Gibb Overseas (Jersey) Ltd              Channel Islands         Gibb International Holdings, Inc. (100%)

Gibb Hellas Consulting Engineers SA     Greece                  Gibb International Holdings, Inc. (100%)

Gibb (Hong Kong) Ltd                    Hong Kong               Gibb Overseas (Jersey) Ltd (100%)

Gibb Overseas Ltd                       England                 Gibb Overseas (Jersey) Ltd (100%)

Gibb Gulf E.C.                          State of Bahrain        Gibb Overseas Ltd (100%)

Gibb Africa (Pty) Ltd                   S. Africa               Gibb Africa Consulting Engineers
                                                                Ltd (100%)

African Consulting Engineers            Botswana                Gibb Africa (Pty) Ltd (100%)
(Botswana) (Pty) Ltd

Help Zone Ltd                           England                 Gibb Holdings Ltd (100%)

LEX International Insurance Co. Ltd     Bermuda                 LawGibb Group, Inc. (100%)

Law Mexico, S.A. de C.V. (D.F. Max)     Mexico                  LEES (90%)
                                                                LawGibb Group, Inc. (10%)

Gibb Portugal Lda                       Portugal                Gibb International Holdings, Inc.(100%)

Sir Alexander Gibb & Partners Ltd       England                 Gibb Holdings Ltd (100%)

Gibb Angola Lda                         Angola                  Gibb Portugal Lda (85%)

Keir Gibb Remediation Ltd               England                 Gibb Ltd (50%)


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